UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2009

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, 15th Floor, Salt Lake City, Utah	84133
(Address of Principal Executive Office)	(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information under Item 8.01 is incorporated herein by reference.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information under Item 8.01 is incorporated herein by reference.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information under Item 8.01 is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS

On June 30, 2009, Zions Bancorporation (the “Company”) completed its previously announced modified “Dutch auction” tender offer (the “Tender Offer”) pursuant to which the Company purchased 4,020,435 depositary shares each representing a 1/40th ownership interest in a share of its Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) at a price of $11.50 per depositary share, plus accrued but unpaid dividends to but not including the date of purchase. Each depositary share represented $25 liquidation preference of a share of Series A Preferred Stock.

In addition, on June 30, 2009, the Company completed its previously announced offer to exchange (the “Exchange Offer”) for each $1,000 principal amount of each of its three outstanding series of subordinated notes, $1,000 principal amount of corresponding newly issued series of subordinated notes (“New Notes”), pursuant to which the Company issued an aggregate of $230,135,000 principal amount of New Notes. Following completion of the Exchange Offer, the Company entered into a supplemental indenture that modified the terms of the $1,169,865,000 in aggregate principal amount of the outstanding notes that were not tendered and accepted in the Exchange Offer to permit such outstanding notes to be converted into 40 depositary shares each representing a 1/40th ownership interest in a share of either, at the option of the holder, the Company’s Series A Preferred Stock or the Company’s 9.50% Series C Non-Cumulative Perpetual Preferred Stock (the “Series C Preferred Stock”). The New Notes do not contain this conversion feature. The New Notes are otherwise identical to the corresponding series of outstanding subordinated notes. The supplemental indenture is filed as Exhibit 4.2 and is incorporated herein by reference. The description of the outstanding notes, including the terms of the conversion option, is qualified in its entirety by reference to the supplemental indenture.

The Exchange Offer was conducted in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). As a result, the exchange of the outstanding subordinated notes for the New Notes was exempt from the registration requirements of the Securities Act. The subordinated indenture governing the outstanding notes did not require, and the Company did not solicit, the consent of holders of outstanding notes in order to enter into the supplemental indenture. Accordingly, there was no sale of equity securities in connection with the addition of the conversion option to the outstanding notes within the meaning of the Securities Act. Any depositary shares issued upon conversion, whether representing the Series A Preferred Stock or the Series C Preferred Stock, up to a total of 1,169,865 depositary shares representing either the Series A Preferred Stock, the Series C Preferred Stock, or some combination thereof, will be issued in reliance on the exemption provided in Section 3(a)(9) of the Securities Act.

In connection with the completion of the Tender Offer and the addition of the conversion option to the outstanding notes, the Company filed Articles of Amendment to its Restated Articles of Incorporation, as amended, with the Utah Division of Corporations and Commercial Code, decreasing the number of authorized shares of its Series A Preferred Stock to 140,000 shares, and increasing the number of authorized shares of its Series C Preferred Stock to 1,400,000 shares. Pursuant to the supplemental indenture, if a holder of the outstanding notes elects to receive depositary shares representing an interest in the Series A Preferred Stock, and there are not, at such time, sufficient shares of preferred stock designated as Series A Preferred Stock, the Company will take the necessary steps to increase the number of authorized shares of the Series A Preferred Stock as necessary to accommodate such election. A copy of the Articles of Amendment is filed as Exhibits 3.1 and 4.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

3.1, 4.1	Articles of Amendment, dated June 30, 2009

4.2	Supplemental Indenture, dated as of June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date:	July 2, 2009	By:	/s/ Thomas E. Laursen
Thomas E. Laursen
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1, 4.1	Articles of Amendment, dated June 30, 2009

4.2	Supplemental Indenture, dated as of June 30, 2009